UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2009

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon	97210-1818
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b), (c)

On July 13, 2009, Schmitt Industries, Inc. (the “Registrant”) announced the appointment of James A. Fitzhenry as its President, replacing Wayne A. Case. Mr. Fitzhenry’s appointment was effective July 10, 2009. Mr. Case will continue to serve as the Registrant’s Chairman of the Board of Directors and Chief Executive Officer. A copy of the press release announcing Mr. Fitzhenry’s appointment as President is included as Exhibit 99.1 to this report.

Mr. Fitzhenry, 54, currently serves as a member of the Registrant’s Board of Directors, and prior to his appointment as President, was serving as the Registrant’s Executive Vice President. Prior to joining the Registrant as Executive Vice President in June 2008, Mr. Fitzhenry was President of Capital Strategies Group, a consulting firm specializing in federal government business development and government relations, which he founded in 2007. Prior to that time, Mr. Fitzhenry served for 15 years as a senior executive with FLIR Systems, Inc. Mr. Fitzhenry holds a B.A. from the University of Oregon and J.D. and M.B.A. degrees from Willamette University.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1    Press release entitled “Schmitt Industries Appoints President” dated July 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

July 14, 2009	By:	/s/ Wayne A. Case
	Name:	Wayne A. Case
	Title:	Chairman and Chief Executive Officer